Exhibit 5.1
Form of Opinion of Jones Day
                    , 200___
Federated Department Stores, Inc.
Federated Retail Holdings, Inc.
7 West Seventh Street
Cincinnati, Ohio 45202

Re:	Registration Statement on Form S-3 Filed by Federated Department
Stores, Inc. and Federated Retail Holdings, Inc.
Ladies and Gentlemen:
     We have acted as counsel for Federated Department Stores, Inc., a Delaware corporation (“Federated”), and Federated Retail Holdings, Inc., a New York corporation (“Federated Holdings”), in connection with the authorization of the issuance and sale from time to time, on a delayed basis, by Federated and/or Federated Holdings, as applicable, of: (i) shares of common stock, par value $0.01 per share, of Federated (the “Common Stock”); (ii) shares of preferred stock, par value $0.01 per share, of Federated (the “Preferred Stock”) in one or more series; (iii) depositary shares of Federated representing fractional interests in Preferred Stock of any series (the “Depositary Shares”); (iv) debt securities of Federated Holdings (the “Debt Securities”) in one or more series, each fully and unconditionally guaranteed by Federated (the “Guarantees”), certain of which Debt Securities may be exchangeable for Common Stock or other securities of Federated or any other person; (v) warrants to purchase Common Stock, Preferred Stock, Debt Securities, Depositary Shares or any combination thereof (the “Warrants”); (vi) purchase contracts to purchase Common Stock, Preferred Stock, Debt Securities, Depositary Shares, Warrants, or securities of an entity unaffiliated with Federated or Federated Holdings, or any combination thereof (the “Purchase Contracts”); and (vii) units comprising one or more of the foregoing securities in any combination and/or debt obligations of third parties (the “Units”), in each case as contemplated by the Registration Statement on Form S-3 to which this opinion has been filed as an exhibit (the “Registration Statement”). The Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Guarantees, Warrants, Purchase Contracts and Units are collectively referred to herein as the “Securities.” The Securities may be offered and sold from time to time pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”). The Debt Securities and Guarantees will be issued under an Indenture, dated as of November 2, 2006 (the “Indenture”), by and among Federated Holdings, as issuer, Federated, as guarantor, and U.S. Bank National Association, as trustee (the “Trustee”).
     In connection with the opinions expressed herein, we have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion. Based on the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:
1.	The shares of Common Stock, upon receipt by Federated of such lawful consideration therefor having a value not less than the par value therefor as Federated’s Board of Directors (or a duly authorized committee thereof) may determine, will be validly issued, fully paid and nonassessable.
2.	The shares of Preferred Stock, upon receipt by Federated of such lawful consideration therefor having a value not less than the par value therefor as Federated’s Board of Directors (or a duly authorized committee thereof) may determine, will be validly issued, fully paid and nonassessable.
3.	The Depositary Shares, upon receipt by Federated of such lawful consideration therefor as Federated’s Board of Directors (or a duly authorized committee thereof) may determine, will be validly issued, and the depositary receipts representing the Depositary Shares will entitle the holders thereof to the rights specified therein and in the deposit agreement pursuant to which they are issued.
4.	The Debt Securities, when duly executed by Federated Holdings and authenticated by the Trustee in accordance with the Indenture, issued and sold in accordance with the Registration Statement and delivered

Federated Department Stores, Inc.
Federated Retail Holdings, Inc.
                    , 200___

to the purchaser or purchasers thereof against receipt by Federated Holdings of such lawful consideration therefor as Federated Holding’s Board of Directors (or a duly authorized committee thereof) may determine, will constitute valid and binding obligations of Federated Holdings.
5.	Upon the execution, authentication, issuance, sale and delivery of the Debt Securities as described above, the Guarantees thereof will constitute valid and binding obligations of Federated.
6.	The Warrants, upon receipt by Federated and/or Federated Holdings, as applicable, of such lawful consideration therefor as the Board of Directors (or a duly authorized committee thereof) of Federated and/or Federated Holdings, as applicable, may determine, will constitute valid and binding obligations of Federated and/or Federated Holdings, as applicable.
7.	The Purchase Contracts, upon receipt by Federated and/or Federated Holdings, as applicable, of such lawful consideration therefor as the Board of Directors (or a duly authorized committee thereof) of Federated and/or Federated Holdings, as applicable, may determine, will constitute valid and binding obligations of Federated and/or Federated Holdings, as applicable.
8.	The Units, upon receipt by Federated and/or Federated Holdings, as applicable, of such lawful consideration therefor as the Board of Directors (or a duly authorized committee thereof) of Federated and/or Federated Holdings, as applicable, may determine, will constitute valid and binding obligations of Federated and /or Federated Holdings, as applicable.
     In rendering the foregoing opinions, we have assumed that: (i) the Registration Statement, and any amendments thereto, will have become effective (and will remain effective at the time of issuance of any Securities thereunder); (ii) a prospectus supplement describing each class and/or series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Securities and Exchange Commission (the “Commission”), will be timely filed with the Commission; (iii) the definitive terms of each class and/or series of Securities will have been established in accordance with the authorizing resolutions duly adopted by the respective boards of directors (or duly authorized committees thereof) of Federated and Federated Holdings, as applicable, the respective Certificates of Incorporation of Federated and Federated Holdings, as applicable, and applicable law; (iv) Federated and Federated Holdings, as applicable, will issue and deliver the Securities in the manner contemplated by the Registration Statement; (v) the resolutions authorizing Federated and Federated Holdings, as applicable, to issue, offer and sell the Securities will have been duly adopted by the respective boards of directors of Federated and Federated Holdings, as applicable, and will be in full force and effect at all times at which the Securities are offered or sold by Federated and Federated Holdings, as applicable; and (vi) all Securities will be issued in compliance with applicable federal and state securities laws.
     With respect to any Securities consisting of any series of Debt Securities and the Guarantees, we have further assumed that (i) the Indenture is, and any supplemental indenture will be, a valid and binding obligation of the Trustee; (ii) all terms of the Debt Securities not provided for in the Indenture will have been established in accordance with the provisions of the Indenture and reflected in appropriate documentation approved by us and, if applicable, duly executed and delivered by Federated, Federated Holdings and the Trustee; and (iii) the Debt Securities will be duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture.
     With respect to any Securities consisting of Preferred Stock, we have further assumed that Federated will issue and deliver the shares of the Preferred Stock being issued and delivered after the filing with the Secretary of State of the State of Delaware of a certificate of amendment to Federated’s Certificate of Incorporation, approved by us, establishing the designations, preferences and rights of the class or series of the Preferred Stock being issued and delivered.
     With respect to any Securities consisting of Depositary Shares, we have further assumed that the Depositary Shares will be (i) issued and delivered after due authorization, execution and delivery of the deposit agreement, approved by us, relating to the Depositary Shares to be entered into between Federated and an entity (the

Federated Department Stores, Inc.
Federated Retail Holdings, Inc.
                    , 200___

“Depositary”) selected by Federated to act as depository (the “Deposit Agreement”), and (ii) issued after Federated deposits with the Depositary shares of the Preferred Stock to be represented by such Depositary Shares that are duly authorized, validly issued and fully paid as contemplated by the Registration Statement and the Deposit Agreement.
     With respect to any Securities consisting of Warrants, we have further assumed that (i) the warrant agreement, approved by us, relating to the Warrants (the “Warrant Agreement”) to be entered into between Federated and/or Federated Holdings, as applicable, and an entity selected by Federated and/or Federated Holdings, as applicable, to act as the warrant agent (the “Warrant Agent”) will have been duly authorized, executed and delivered by Federated and/or Federated Holdings, as applicable, and (ii) the Warrants will be duly authorized, executed and delivered by Federated and/or Federated Holdings, as applicable, and the Warrant Agent in accordance with the provisions of the Warrant Agreement.
     With respect to any Securities consisting of Purchase Contracts, we have further assumed that (i) the purchase contract agreement, approved by us, relating to the Purchase Contracts (the “Purchase Contract Agreement”) to be entered into between Federated and/or Federated Holdings, as applicable, and an entity selected by Federated and/or Federated Holdings, as applicable, to act as the purchase contract agent (the “Purchase Contract Agent”) will have been duly authorized, executed and delivered by Federated and/or Federated Holdings, as applicable, and (ii) the Purchase Contracts will be duly authorized, executed, and delivered by Federated and/or Federated Holdings, as applicable, and the Purchase Contract Agent in accordance with the provisions of the Purchase Contract Agreement.
     With respect to any Securities consisting of Units, we have further assumed that each component of such Units will be duly authorized, validly issued and fully paid (to the extent applicable) as contemplated by the Registration Statement and the applicable unit agreement, if any.
     For purposes of our opinions insofar as they relate to Federated, we have assumed that the obligations of Federated under the Guarantees will be, and would be deemed by a court of competent jurisdiction to be, in furtherance of its corporate purposes, or necessary or convenient to the conduct, promotion or attainment of the business of Federated and will benefit Federated, directly or indirectly.
     Our opinions set forth in paragraphs 4, 5, 6, 7 and 8 are limited by (i) bankruptcy, insolvency, reorganization, fraudulent transfer, conveyance, voidable preference, moratorium or other similar laws, regulations or judicial opinions of general applicability, including those relating to or affecting creditors’ rights generally, and (ii) general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or at equity.
     In rendering the foregoing opinions, we have relied as to certain factual matters upon certificates of officers of Federated and Federated Holdings, and we have not independently checked or verified the accuracy of the statements contained therein. The opinions expressed herein are limited to the federal securities laws of the United States of America and the laws of the State of New York, in each case as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction.
     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to Jones Day under the caption “Certain Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.
Very truly yours,